UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 19, 2012

INTERPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797
(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 2.02.  Results of Operations and Financial Condition.

On October 25, 2012, Interphase Corporation issued a press release regarding its financial results for the quarter ended September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On October 19, 2012, Interphase Corporation (the “Company”) committed to a plan intended to result in savings of approximately $1.0 million to $1.6 million in annualized operating costs.  These actions aim to improve the balance between the Company’s telecommunications product expense with the reduced revenue levels of this product line.

As part of this plan, the Company expects to reduce the number of its employees by approximately 12% to 16%.  The Company expects to incur charges for one-time termination benefits in the range of $200,000 to $700,000, most of which will be cash expenditures.  The Company expects to substantially complete the actions associated with the plan during the fourth quarter of 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1 - Press Release Dated October 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton Jr
Date: October 25, 2012	Title:	Chief Financial Officer, Secretary
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1                 Press Release dated October 25, 2012 (filed herewith)